Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-197321) of Navigator Holdings Ltd. of our report dated May 17, 2021, with respect to the consolidated financial statements of Navigator Holdings Ltd. for the year ended December 31, 2020 included in this Annual Report (Form 20-F) of Navigator Holdings Ltd. for the year ended December 31, 2022

/s/ Ernst & Young LLP

London, United Kingdom

April 4, 2023